Exhibit 10.19

SECURITY AGREEMENT

by

FLOOR AND DECOR OUTLETS OF AMERICA, INC.,

as Borrower,

THE OTHER LOAN PARTIES PARTY HERETO
FROM TIME TO TIME

and

UBS AG, STAMFORD BRANCH,

as Collateral Agent

Dated as of September 30, 2016

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		Page

SECTION 9.6	Modification in Writing	28
SECTION 9.7	Notices	28
SECTION 9.8	GOVERNING LAW	28
SECTION 9.9	CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	28
SECTION 9.10	Severability of Provisions	29
SECTION 9.11	Execution in Counterparts; Effectiveness	29
SECTION 9.12	No Release	30
SECTION 9.13	Obligations Absolute	30
SECTION 9.14	ABL/Term Loan Intercreditor Agreement	30

SIGNATURES

EXHIBIT 1	Form of Securities Pledge Amendment
SCHEDULE I	[Reserved]
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Pledged Interests

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SECURITY AGREEMENT

SECURITY AGREEMENT dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Security Agreement”) among (i) FLOOR AND DECOR OUTLETS OF AMERICA, INC., a Delaware corporation having an office at 2233 Lake Park Drive, Suite 400, Smyrna, Georgia 30080, as Borrower (the “Borrower”), (ii) THE GUARANTOR LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantor”) AND THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (together with the Original Guarantor, the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), and (iii) UBS AG, STAMFORD BRANCH, having an office at 600 Washington Blvd., 9th Floor, Stamford, Connecticut 06901, in its capacity as collateral agent for the Secured Parties (as defined below), as secured party (in such capacity and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S :

A.                                    The Borrower, the Collateral Agent, UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party thereto, among others, have, in connection with the execution and delivery of this Security Agreement, entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    The Guarantors have, pursuant to that certain Guaranty Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), among other things, unconditionally guaranteed the Guaranteed Obligations (as defined in the Guaranty).

C.                                    The Borrower and the Guarantors will receive substantial benefits from the execution, delivery and performance of the Obligations and the Guaranteed Obligations and each is, therefore, willing to enter into this Security Agreement.

D.                                    This Security Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

E.                                     It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Security Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1                                    Definitions.

(a)                                 Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)                                 Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)                                  The following terms shall have the following meanings:

“Accounts” (x) “accounts” and “payment intangibles” as defined in the UCC; and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, or (e) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in SECTION 2.1 hereof.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Contracts” shall mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any other party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean, collectively, the Blocked Account Agreements and the Securities Account Control Agreements.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished), whether as author, assignee, transferee or otherwise, and all copyright registrations and applications, in each case, whether now owned or hereafter created or acquired by or assigned to such

Grantor, including, without limitation, the registrations and applications listed on Schedule 8(b) to the Perfection Certificate, together with any and all (i) rights and privileges of such Grantor arising under applicable law with respect to such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” shall mean (i) any deposit account used solely to fund payroll and withholding tax payments related thereto, 401(k) and other retirement plans and employee wages or healthcare benefits, and (ii) trust, escrow or fiduciary accounts which are funded by the Loan Parties in the ordinary course of business or as required by any Requirement of Law, so long as, in all cases, no other amounts are deposited into such accounts.

“Excluded Capital Stock” shall mean (a) any directors’ qualifying shares, nominee shares or similar shares, which are required by law to be held by persons other than the Grantors, (b) any Capital Stock of any person (other than a wholly-owned Subsidiary that is directly owned by a Grantor), to the extent restricted or not permitted by the terms of such person’s organizational documents or other agreements with holders of such Capital Stock (so long as such prohibition did not arise as part of the acquisition or formation of such person or in anticipation of the Credit Agreement and other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable law), (c) any Capital Stock if, to the extent and for so long as the pledge of such Capital Stock hereunder is prohibited or restricted by any applicable law, including any requirement to obtain consent of any Governmental Authority (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable law), (d) any margin stock to the extent the pledge thereof is prohibited by or would violate Regulation U, (e) any Capital Stock in an Excluded Subsidiary (other than, a Subsidiary described in clauses (b), (c) or (f) thereof), (f) any interest possessing more than 65% of any voting series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary and (g) de minimis shares of a Foreign Subsidiary held by any Grantor as nominee or in a similar capacity.

“Excluded Property” shall mean the following:

(a)                                 any Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Parent, a Subsidiary of Parent or the Borrower or an Affiliate of any of the foregoing (collectively, “Restrictive Agreements”) that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that (i) pursuant to the UCC and any other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements or (ii) such breach, default or termination may be waived by Parent, a Subsidiary of Parent, the Borrower or an Affiliate of any of the foregoing);

(b)                                 any interest in leased real property;

(c)                                  any fee interest in owned real property (including Fixtures related thereto) if the fair market value of such fee interest is less than $7,500,000 individually;

(d)                                 any Vehicles and any assets subject to certificate of title;

(e)                                  those assets over which the granting of security interests in such assets would be prohibited by contract, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses) (in each case, after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof to the extent that their assignment is expressly deemed effective under the UCC notwithstanding such prohibitions for so long as such prohibitions are in effect, in each case, existing on the Closing Date or at the time of acquisition thereof after the Closing Date (but only so long as such prohibition exists and with respect to contractual obligations, only so long as such prohibition is not created in contemplation of the granting of the security interest hereunder)), or to the extent that such security interests would result in material adverse tax consequences to the Borrower or any one or more of its Subsidiaries as reasonably determined in writing by the Borrower and the Collateral Agent (it being understood that the Lenders shall not require the Loan Parties or their Subsidiaries to enter into any security agreements or pledge agreements governed by foreign law);

(f)                                   any Excluded Accounts;

(g)                                  any aircraft, airframes, aircraft engines, helicopters, vessels or rolling stock or any Equipment or other assets constituting a part thereof;

(h)                                 any Excluded Capital Stock; and

(i)                                     any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

provided, however, that in the case of any property that is “Excluded Property” because the creation of a Lien on such property is prohibited by license permit, agreement or applicable law, as applicable, such property shall constitute “Excluded Property” only to the extent and for so long as such license, permit, agreement, or applicable law validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”; provided further, that “Excluded Property” shall not include (i) any assets that are of the type that may be eligible for inclusion in the Borrowing Base, or (ii) the right to receive any proceeds arising therefrom or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).

“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Guaranty” shall have the meaning assigned to such term in Recital B hereof.

“Instruments” shall have the meaning assigned to such term in Article 9 of the UCC.

“Intellectual Property Collateral” shall mean, collectively, with respect to each Grantor, all (i) intellectual property and proprietary rights, including the Patents, Trademarks, Copyrights, Licenses and Goodwill, (i) rights and privileges arising under applicable law with respect to thereto, (ii) registrations and applications for registration thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements, dilutions, misappropriations, and other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements, dilutions, misappropriations and other violations thereof.

“Intercompany Notes” shall mean, with respect to each Grantor, any promissory note in a principal amount in excess of $1,500,000 evidencing loans made by such Grantor to Holdings, the Borrower or any of its Restricted Subsidiaries.

“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.

“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with any other Person with respect to any Patent, Trademark or Copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future breaches or violations thereof, (iii) rights to sue for past, present and future breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications made by or assigned to such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents and patent applications listed on Schedule 8(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Borrower or Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with SECTION 3.6 hereof, in each case, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Capital Stock in any issuer now existing or hereafter acquired or formed, including, without limitation, all Capital Stock of such issuer described in Schedule III hereof, together with all rights, privileges, authority and powers of such Grantor relating to such Capital Stock issued by any such issuer under the Organizational Documents of any such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Capital Stock, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor; provided, however, that to the extent applicable, Pledged Interests shall not include any Excluded Property.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Successor Interests.

“Secured Obligations” shall mean the Term Loan Facility Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations (as defined in the Guaranty Agreement).

“Secured Parties”:  the collective reference to (i) the Administrative Agent, the Collateral Agent and each Other Representative, (ii) the Lenders and (iii) the respective successors and assigns and the permitted transferees and endorsees of each of the foregoing.

“Securities Account Control Agreement” shall mean an agreement in form and substance satisfactory to the Collateral Agent with respect to any Securities Account of a Grantor.

“Securities Act” means the Securities Exchange Act of 1934, as amended, and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Security Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Successor Interests” shall mean, collectively, with respect to each Grantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Grantor (unless such successor is such Grantor itself) formed by or resulting from any consolidation or merger in which any Person listed on Schedule 1(c) to the Perfection Certificate is not the surviving entity; provided, however, that Successor Interests shall not include shares or interests constituting more than 65% of any voting series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed on Schedule 8(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements or dilutions thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements or dilutions thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.2                                    Interpretation.  The rules of interpretation specified in Subsection 1.2 of the Credit Agreement shall be applicable to this Security Agreement.

SECTION 1.3                                    Perfection Certificate.  The Collateral Agent and each Grantor agree that the Perfection Certificate, and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Security Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1                                    Pledge; Grant of Security Interest.  As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the other Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under all personal property and interests in such personal property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:

(a)                                 all Accounts;

(b)                                 all Goods, including Equipment, Inventory and Fixtures;

(c)                                  all Documents, Instruments and Chattel Paper;

(d)                                 all Letters of Credit and Letter-of-Credit Rights;

(e)                                  all Securities Collateral;

(f)                                   all Investment Property;

(g)                                  all Intellectual Property Collateral;

(h)                                 all Commercial Tort Claims, including, without limitation, those described on Schedule 9 to the Perfection Certificate;

(i)                                     all General Intangibles;

(j)                                    all Deposit Accounts;

(k)                                 all Supporting Obligations;

(l)                                     all books and records relating to the Collateral; and

(m)                             to the extent not covered by clauses (a) through (l) of this sentence, all other personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (m) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property; provided, however, that if and when any property shall cease to be Excluded Property, a Lien on a security in such property shall be deemed granted therein.

SECTION 2.2                                    Secured Obligations.  This Security Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3                                    Security Interest.

(a)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired or arising” or words of similar effect and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request.

(b)                                 Each Grantor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder in any Intellectual Property Collateral, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1                                    Delivery of Certificated Securities Collateral.  Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein (subject in priority only to those Permitted Liens having priority under applicable law or otherwise permitted to have priority pursuant to the terms of the Credit Agreement).  Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within ten (10) Business Days) after receipt thereof by such Grantor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  Subject to the Intercreditor Agreement, the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, the Collateral Agent shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2                                    Perfection of Uncertificated Securities Collateral.  Each Grantor represents and warrants that the Collateral Agent has a first priority perfected security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof and that the applicable Organizational Documents do not require the consent of the other shareholders, members, partners or other Persons to permit the Collateral Agent or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto.  Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law and upon the reasonable request of the Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Collateral Agent the right to control (within the meaning of Section 8-106 of the UCC) of, if applicable, and transfer such Pledged Securities under the terms hereof and, to the extent reasonably requested by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and the perfection thereof.

SECTION 3.3                                    Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Grantor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Grantor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Security Agreement in respect of the Collateral are listed on Schedule II hereto.  Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule II.  Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will maintain the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest (subject in priority only to those Permitted Liens having priority under applicable law or otherwise permitted to have priority pursuant to the terms of the Credit Agreement) and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Liens), (ii) such Grantor shall, within the time period for delivery of the annual financial statements under Subsection 7.1(a) of the Credit Agreement, furnish to the Collateral Agent a supplement to the Perfection Certificate setting forth any additions or changes thereto since the later of the Closing Date and delivery of the previous supplement pursuant to this clause (ii) and (iii) at any time and from time to time, upon the reasonable written request of the Collateral Agent, such Grantor shall promptly and duly execute and deliver, and, if applicable, file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable law in each case to perfect, continue and maintain a valid, enforceable, first priority security interest (subject in priority only to those Permitted Liens having priority under applicable law or otherwise permitted to have priority pursuant to the terms of the Credit Agreement) in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against the Grantors and third parties (other than with respect to Permitted Liens), with respect to the Collateral; provided that, notwithstanding any other provision of this Security Agreement or any other Loan Document, neither the Borrower nor any Grantor will be required to (x) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect under the laws of any such non-U.S. jurisdiction any security interests (or other Liens) in any Collateral or (y) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Property.

SECTION 3.4                                    Other Actions.  In order to further evidence the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral, that:

(a)                                 Instruments and Tangible Chattel Paper.  As of the date hereof (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed on Schedule 7 to the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed on Schedule 7 to the Perfection Certificate having a value in excess of $1,000,000, individually, to the extent reasonably requested by the Collateral Agent, has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may reasonably request from time to time.

(b)                                 Investment Property.

(i)                                     As of the date hereof (1) it has no Securities Accounts other than those listed on Schedule 13 to the Perfection Certificate and (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities with respect to which the Collateral Agent has a perfected first priority security interest in such Pledged Securities.

(ii)                                  If any Grantor shall at any time hold or acquire any certificated securities constituting Collateral, such Grantor shall promptly (a) notify the Collateral Agent thereof and endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent.  If any securities constituting Collateral now or hereafter acquired by any Grantor are uncertificated, such Grantor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) grant Control to the Collateral Agent and cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (c) arrange for the Collateral Agent to become the registered owner of the securities.  Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Collateral Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account.  Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Collateral Agent and promptly upon receipt thereof, deposit any cash received by it into an account in which the Collateral Agent has Control, or with respect to any Investment Properties or additional securities, take such actions as required above with respect to such securities.  No Grantor shall grant control over any Pledged Securities to any Person other than the Collateral Agent or the ABL Agent in accordance with the ABL/Term Loan Intercreditor Agreement, or, to the extent applicable, any other Persons permitted to have control over such Pledged Securities in accordance with the terms of the Credit Agreement.

(iii)                               As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 3.4(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement under applicable law.  Each Grantor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Pledged Securities pledged by it under this Security Agreement.  In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this SECTION 3.4(b) and under SECTION 9.3 hereof.

(c)                                  Electronic Chattel Paper and Transferable Records.  As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction).  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record having a value in excess of $1,000,000, individually, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d)                                 Letter-of-Credit Rights.  If such Grantor is at any time a beneficiary under a Letter of Credit having a value in excess of $1,000,000, individually, now or hereafter issued in favor of such Grantor (which, for the avoidance of doubt, shall not include any Letter of Credit issued pursuant to the Credit Agreement), such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the reasonable request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of, and to pay to the Collateral Agent, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(e)                                  Commercial Tort Claims.   As of the date hereof it holds no Commercial Tort Claims other than those listed on Schedule 9 to the Perfection Certificate.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $1,000,000, individually, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 3.5                                    Supplements; Further Assurances.  Each Grantor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by applicable law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.  If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral.  All of the foregoing shall be at the sole cost and expense of the Grantors.  The Grantors and the Collateral Agent acknowledge that this Security Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

SECTION 3.6                                    Joinder of Additional Grantors.  The Grantors shall cause each direct or indirect Subsidiary of any Loan Party which, from time to time after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to Subsection 7.9(b) or (c) of the Credit Agreement, to promptly execute and deliver to the Collateral Agent a Perfection Certificate and a Joinder, in each case, within thirty (30) Business Days of the date on which it was acquired, created or otherwise constituted as an entity required to be joined as a Loan Party pursuant to Subsection 7.9 of the Credit Agreement and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein, including, but limited to, granting the Collateral Agent a security interest in all Securities Collateral of such Subsidiary.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 3.7                                    Perfection or Other Action Cost vs. Benefit Determination.  Notwithstanding anything to the contrary herein or in any other Loan Document, although such property and assets shall still be considered Collateral, the Grantors shall not be required to perfect the security interest granted to the Collateral Agent under this Security Agreement or any other Loan Document or to take any other action with respect to any property, asset or right to use any property or any asset to the extent the burden or cost of obtaining or perfecting a Lien in favor of the Collateral Agent or taking any other action is excessive in relation to the benefit of the security afforded thereby, as reasonably determined by the Collateral Agent.  Any property, asset or right to use any property or any asset that is subject to the conditions set forth in the immediately preceding sentence of this SECTION 3.7 shall be an exception or carve-out to any representation, warranty or covenant in any Loan Document relating to the perfection or priority of the Collateral Agent’s Liens on the Collateral or other actions to be taken, in each case, to the extent set forth in the immediately preceding sentence.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Credit Agreement and the other Loan Documents, each Grantor represents, warrants and covenants as follows:

SECTION 4.1                                    Title.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Security Agreement or as are permitted by the Credit Agreement in connection with Permitted Liens.  To such Grantor’s knowledge, no Person other than the Collateral Agent has control or possession of all or any part of the Collateral, except as permitted by the Credit Agreement, in connection with Permitted Liens or the ABL/Term Loan Intercreditor Agreement, as applicable.

SECTION 4.2                                    Limitation on Liens; Defense of Claims; Transferability of Collateral.  Each Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole direct and/or beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Security Agreement and Permitted Liens.  Each Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens.  Other than agreements governing Permitted Liens (if any) or as otherwise permitted under the Credit Agreement, there is no agreement, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Grantors’ obligations or the rights of the Collateral Agent hereunder.

SECTION 4.3                                    Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a)                                 The exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number and chief executive office of such Grantor is indicated next to its name on Schedules 1(a) and 2(a) to the Perfection Certificate.  Such Grantor shall furnish to the Collateral Agent prompt written notice of any change (and in any event within thirty (30) days of such change) in (i) its corporate name, (ii) its “location” (as determined by Section 9-307 (or any applicable equivalents thereof) of the UCC), (iii) its identity or type of organization or corporate structure, (iv) its federal taxpayer identification number or organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).  Such Grantor agrees to take all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereunder.  To the extent reasonably requested by the Collateral Agent, each Grantor agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

(b)                                 The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in SECTION 4.3.  If any Grantor fails to provide information to the Collateral Agent about such changes as provided in SECTION 4.3(a) above, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes.  The Collateral Agent shall have no duty to inquire about such changes if any Grantor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Grantor.

SECTION 4.4                                    Location of Inventory and Equipment.  As of the Closing Date, all Equipment and Inventory of such Grantor is located at the chief executive office or such other location listed in Schedule 2(b) to the Perfection Certificate.

SECTION 4.5                                    Condition and Maintenance of Equipment.  The Equipment of such Grantor is in good repair, working order and condition, reasonable wear and tear excepted.  Each Grantor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall make or cause to be made all repairs, replacements and other improvements which are reasonably necessary in the conduct of such Grantor’s business in its business judgment.

SECTION 4.6                                    Due Authorization and Issuance.  All of the Pledged Interests have been, and to the extent any Pledged Interests are hereafter issued, such shares or other equity interests will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable.  All of the Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Grantor’s status as a partner or a member of any issuer of the Pledged Interests.

SECTION 4.7                                    No Conflicts, Consents, etc.  No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Security Agreement or for the execution, delivery or performance hereof by such Grantor, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or (C) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Security Agreement except, in each case, for such consents which have been obtained prior to the date hereof or, with respect to Collateral acquired after the date hereof, as of the date of such acquisition.  Following the occurrence and during the continuation of an Event of Default, if the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8                                    Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Security Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

SECTION 4.9                                    Insurance.  Such Grantor shall maintain or shall cause to be maintained such insurance as is required pursuant to Subsection 7.5 of the Credit Agreement.  Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this SECTION 4.9, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable in accordance with SECTION 9.3.

SECTION 4.10                             Contested Liens; Claims.  Each Grantor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement.  Notwithstanding the foregoing provisions of this SECTION 4.10, no contest of any such obligation may be pursued by such Grantor if such contest would expose the Collateral Agent or any other Secured Party to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless such Grantor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such other Secured Party, as the case may be.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1                                    Pledge of Additional Securities Collateral.  Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Collateral Agent and ABL Agent and promptly deliver to the Collateral Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1 and SECTION 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Security Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes.  Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2                                    Voting Rights; Distributions; etc.

(a)                                 So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations.  The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors as provided in SECTION 9.3 of this Security Agreement, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 5.2(a).

(b)                                 Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 5.2(a) hereof without any action (other than, in the case of any Securities Collateral, the giving of any notice) shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Collateral Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 5.2(a).  After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 5.2(a) hereof.

(c)                                  So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement and the ABL/Term Loan Intercreditor Agreement; provided, however, that, subject to the ABL/Term Loan Intercreditor Agreement, any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).  The Collateral Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 5.2(c).

(d)                                 Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5.2(c) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.  After such Event of Default is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 5.2(c).

(e)                                  Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 5.2(b) hereof and to receive all Distributions which it may be entitled to receive under SECTION 5.2(c) hereof.

(f)                                   All Distributions which are received by any Grantor contrary to the provisions of SECTION 5.2(c) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3                                    Organizational Documents.  No Grantor will terminate or agree to terminate any Organizational Documents or make any amendment or modification to any Organizational Documents, except as may be permitted under the Credit Agreement, and, in connection therewith, each Grantor that is a limited liability company or partnership agrees it shall not elect to treat any Capital Stock issued by such Grantor as a security under Section 8-103 of the UCC.

SECTION 5.4                                    Defaults, Etc.  Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder.  To such Grantor’s knowledge, no Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings which evidence any Pledged Securities of such Grantor.

SECTION 5.5                                    Certain Agreements of Grantors As Issuers and Holders of Capital Stock.

(a)                                 In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)                                 In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organizational Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1                                    Grant of License.  Without limiting the rights of Collateral Agent as the holder of a Lien on the Intellectual Property Collateral, for the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license, sublicense or otherwise exploit any intellectual property (including any of the Intellectual Property Collateral) now owned or licensed or hereafter acquired by or licensed by such Grantor, wherever the same may be located, including, to the extent within the possession or control of the Grantors, in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.  Such license shall terminate automatically upon termination of this Security Agreement in accordance with SECTION 9.5(a).

SECTION 6.2                                    Registrations.  Except (i) pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business and (ii) as could not reasonably be expected to result in a Material Adverse Effect, on and as of the date hereof (x) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any material Copyright, Patent or Trademark listed on Schedules 8(a) and 8(b) to the Perfection Certificate,

and (y) all registrations listed on Schedules 8(a) and 8(b) to the Perfection Certificate are valid and in full force and effect.

SECTION 6.3                                    No Violations or Proceedings.  To each Grantor’s knowledge, on and as of the date hereof, there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed on Schedules 8(a) and 8(b) to the Perfection Certificate, respectively, pledged by it under the name of such Grantor.

SECTION 6.4                                    Protection of Collateral Agent’s Security.  On a continuing basis, each Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright necessary for or material to the conduct of business of such Grantor or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral necessary for the conduct of business of such Grantor, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral necessary for the conduct of business of such Grantor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment and, if any Event of Default has occurred and is continuing with the prior approval of the Collateral Agent (such approval not to be unreasonably withheld, delayed or conditioned), (iv) upon such Grantor’s obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral , the ability of such Grantor or the Collateral Agent to dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against such Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent or as otherwise permitted under the Credit Agreement, (vi) until the Collateral Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.  Notwithstanding the foregoing, nothing herein shall prevent any Grantor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Credit Agreement.

SECTION 6.5                                    After-Acquired Property.  If any Grantor shall, at any time before this Security Agreement shall have been terminated in accordance with SECTION 9.5(a), (i) obtain any rights to any additional Intellectual Property Collateral (including by virtue of filing a “statement of use” or an “amendment to allege use” with respect to any intent-to-use Trademark application of such Grantor) or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 6.5 with respect to such Grantor shall automatically constitute Intellectual Property Collateral if such Intellectual Property Collateral would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Security Agreement without further action by any party.  With respect to any Intellectual Property Collateral issued by, registered with or applied for in the United States Patent and Trademark Office or the United States Copyright Office, each Grantor shall promptly (a) provide to the Collateral Agent written notice of any of the foregoing and (b) confirm the attachment of the Lien and security interest created by this Security Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this SECTION 6.5 by execution of an instrument in form reasonably acceptable to the Collateral Agent.

SECTION 6.6                                    Modifications.  Each Grantor authorizes the Collateral Agent to modify this Security Agreement by amending Schedules 8(a) and 8(b) to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Grantor including, without limitation, any of the items listed in SECTION 6.5 hereof.

SECTION 6.7                                    Litigation.  Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the other Secured Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Grantor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this SECTION 6.7 in accordance with SECTION 9.3 hereof.  In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Grantor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.8                                    Third Party Consents.  Each Grantor shall use reasonable commercial efforts to obtain the consent of third parties to the extent such consent is necessary to create a valid, perfected security interest in favor of the Collateral Agent in any Intellectual Property Collateral that is necessary for such Grantor’s business.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1                                    [Reserved].

SECTION 7.2                                    Maintenance of Records.  Each Grantor shall keep and maintain at its own cost and expense materially complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor).  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein in accordance with applicable law without the consent of any Grantor.

SECTION 7.3                                    Legend.  Each Grantor shall legend, at the reasonable request of the Collateral Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.4                                    Modification of Terms, Etc.  No Grantor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice in accordance with the Credit Agreement without the prior written consent of the Collateral Agent.

SECTION 7.5                                    Collection.  Each Grantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account.  The costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Collateral Agent or any other Secured Party, shall be paid by the Grantors.

ARTICLE VIII

REMEDIES

SECTION 8.1                                    Remedies.  Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may, and at the direction of the Required Lenders, shall, from time to time in respect of the Collateral (in each case, subject to the ABL/Term Loan Intercreditor Agreement), in addition to the other rights and remedies provided for herein, under applicable law or otherwise available to it:

(a)                                 Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;

(b)                                 Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly pay such amounts to the Collateral Agent or the ABL Agent, as applicable pursuant to the terms of the ABL/Term Loan Intercreditor Agreement;

(c)                                  Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d)                                 Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Grantor shall at its own expense:  (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall reasonably be necessary to protect the same and to preserve and maintain them in good condition.  Each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 8.1 is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;

(e)                                  Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in SECTION 8.7 hereof;

(f)                                   Retain and apply the Distributions to the Secured Obligations as provided in Article V hereof;

(g)                                  Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(h)                                 Exercise all the rights and remedies of a secured party under the UCC or other applicable law or in equity, and the Collateral Agent may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the fullest extent permitted by law, each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 8.2                                    Notice of Sale.  Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide such Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior written notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  To the extent permitted by applicable law, no notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under law) any right to notification of sale or other intended disposition.

SECTION 8.3                                    Waiver of Notice and Claims.  Each Grantor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

SECTION 8.4                                    Certain Sales of Collateral.

(a)                                 Each Grantor recognizes that, by reason of certain prohibitions contained in applicable law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b)                                 Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)                                  If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon prior written request, the applicable Grantor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)                                 Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 8.5                                    No Waiver; Cumulative Remedies.

(a)                                 No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(b)                                 In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Grantors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 8.6                                    Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof to the extent such assignment does not result in any loss of rights therein under applicable law.  Within five (5) Business Days of written notice thereafter from Collateral Agent, each Grantor shall make available to Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under such Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on Collateral Agent’s behalf.

SECTION 8.7                                    Application of Proceeds.  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Security Agreement, in accordance with and as set forth in Subsection 10.14 of the Credit Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1                                    Concerning Collateral Agent.

(a)                                 The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement.  The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Security Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Security Agreement.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Collateral Agent.

(b)                                 The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(c)                                  The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)                                 If any item of Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 9.2                                    Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact.  If any Grantor shall fail to perform any covenants contained in this Security Agreement or in the Credit Agreement, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby.  Any and all amounts so expended by the Collateral Agent shall be paid by the Grantors in accordance with the provisions of SECTION 9.3 hereof.  Neither the provisions of this SECTION 9.2 nor any action taken by Collateral Agent pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Security Agreement nor any breach of warranty from constituting an Event of Default.  Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Collateral Agent may deem necessary to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof until the termination of this Security Agreement in accordance with SECTION 9.5.  Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3                                    Expenses.  Each Grantor will upon demand pay to the Collateral Agent the amount of any and all amounts required to be paid pursuant to Subsection 11.5 of the Credit Agreement.

SECTION 9.4                                    Security Interest; Assignment.  This Agreement shall create a security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns, and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns.  No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

SECTION 9.5                                    Termination; Release.

(a)                                 This Security Agreement, the Lien in favor of the Collateral Agent (for the benefit of itself and the other Secured Parties) and all other security interests granted hereby (1) shall terminate with respect to all Secured Obligations when (i) the principal of and interest on each Loan and all fees and other Secured Obligations shall have been paid in full in cash provided, however, that in connection with the termination of this Security Agreement, the Collateral Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (2) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party or the Grantors upon the bankruptcy or reorganization of any Loan Party or otherwise.

(b)                                 The Collateral shall be released from the Lien of this Security Agreement in accordance with the provisions of the Credit Agreement (which release shall be automatic in the case of any sale, transfer or disposition permitted under Subsection 8.4 of the Credit Agreement).  Upon termination hereof or any release of Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Collateral Agent, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Security Agreement) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(c)                                  At any time that the respective Grantor desires that the Collateral Agent take any action described in clause (b) of this SECTION 9.5, such Grantor shall, upon reasonable request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b) of this SECTION 9.5.  The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this SECTION 9.5.

SECTION 9.6                                    Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent and the Grantors.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Security Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7                                    Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Grantor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 9.7.

SECTION 9.8                                    GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 9.9                                    CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)                                 EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY

ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                                  EACH GRANTOR AGREES THAT ANY ACTION COMMENCED BY ANY GRANTOR ASSERTING ANY CLAIM ARISING UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND ANY COUNTERCLAIM BROUGHT BY ANY GRANTOR SHALL BE IN THE SAME COURT WHERE THE SUCH INITIAL CLAIM WAS BROUGHT, IN EACH CASE, AS THE COLLATERAL AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

(d)                                 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.7.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10                             Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.11                             Execution in Counterparts; Effectiveness.  This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 9.12                             No Release.  Nothing set forth in this Security Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of each Grantor contained in this SECTION 9.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Security Agreement, the Credit Agreement and the other Loan Documents.

SECTION 9.13                          Obligations Absolute.  All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b)                                 any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(d)                                 any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)                                  any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 9.6 hereof; or

(f)                                   any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than the termination of this Security Agreement in accordance with SECTION 9.5(a) hereof).

SECTION 9.14                             ABL/Term Loan Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the parties hereto acknowledge that the security interest and Liens granted to the Collateral Agent herein for the benefit of the Collateral Agent, the Secured Parties and the other holders of the Secured Obligations and the rights, remedies, duties and obligations provided for herein are subject to the terms of the ABL/Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of this Security Agreement and the ABL/Term Loan Intercreditor Agreement, the provisions of the ABL/Term Loan Intercreditor Agreement shall control.  Nothing contained in the ABL/Term Loan Intercreditor Agreement shall be deemed to modify any of the provisions of this Security Agreement, which, as among the Grantors and Collateral Agent shall remain in full force and effect in accordance with its terms.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

FLOOR AND DECOR OUTLETS OF AMERICA, INC., as a Grantor

By:	/s/ Trevor Lang
	Name:	Trevor Lang
	Title:	Chief Financial Officer and Executive Vice President

FDO ACQUISITION CORP., as a Grantor

By:	/s/ Trevor Lang
	Name:	Trevor Lang
	Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Security Agreement]

UBS AG, STAMFORD BRANCH, as Collateral Agent

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director Banking Product Services, US

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director Banking Products Services, US

[Signature Page to Security Agreement]